EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contact: G. Lynn Boggs

                  Chairman and Chief Executive Officer

                  (678) 475-5200


                 TOWNE SERVICES, INC. IN DISCUSSIONS WITH NASDAQ

                         REGARDING LISTING REQUIREMENTS

SUWANEE, Ga. (October 11, 2000) -- Towne Services, Inc. (Nasdaq/NM: TWNE) today announced that it has received notification from Nasdaq that the Company's current stock price does not comply with one of the Nasdaq National Market continued listing requirements. Under the applicable continued listing requirement, the common stock must have a minimum closing bid price of $1.00 over the previous 30 consecutive trading days. The Company currently meets all of the other applicable continued listing requirements of The Nasdaq National Market, including maintaining net tangible assets of approximately $45 million as of June 30, 2000, as compared with Nasdaq's continued listing requirement of $4 million in net tangible assets.

         For the Company to regain compliance with this continued listing requirement, the minimum bid price for the Company's common stock must be at least $1.00 for at least 10 consecutive trading days at any time before January 8, 2001. If the Company does not meet this requirement, Nasdaq has indicated it will delist the Company from The Nasdaq National Market at the opening of business on January 9, 2001. Even if the Company's common stock is delisted from The Nasdaq National Market, it will continue to trade on the OTC Bulletin Board electronic quotation system, and shareholders will still be able to access current trading information, including the last trade, bid and ask quotations and share volume.

         G. Lynn Boggs, chairman and chief executive officer of Towne Services, said, "We are making every effort to comply with the continuing listing requirements for The Nasdaq National Market. In spite of the current stock price, we are pleased with the progress we have made in our business as a result of the organizational and structural changes implemented since the beginning of this year. We believe that the stock is undervalued and we remain confident in our ability to execute our growth strategy and recapture the momentum in our business. Furthermore, the Company remains in a strong financial position, with approximately $16 million in cash and $1.4 million in liquid investments as of June 30, 2000. Our goal is to return the Company to improved performance in 2000 and to meet our primary objective as a public company - to build value for our shareholders."

         The Company intends to announce financial and operating results for the third quarter and nine months ended September 30, 2000, on November 9, 2000.

         Towne Services, Inc., based in the metropolitan Atlanta area, is a leading provider of services and products that process sales and payment information and related financing transactions for small and mid-sized retail and commercial businesses and banks in the United States. Towne delivers these services and products on-line by linking its business and bank customers to its processing systems using the Internet and telecommunications lines. Towne's systems also act as a hub, or electronic gateway, through which customers can access a variety of e-commerce business and management tools provided by Towne and its strategic alliances.

         THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" CONCERNING TOWNE'S OPERATIONS, PROSPECTS, BUSINESS STRATEGIES AND FINANCIAL CONDITION. THESE STATEMENTS ARE BASED UPON ASSUMPTIONS AND ESTIMATES THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES, MANY OF WHICH ARE BEYOND TOWNE'S CONTROL. WORDS SUCH AS "MAY," "WOULD," "COULD," "WILL," "EXPECT," "ANTICIPATE," "BELIEVE," "INTEND," "PLAN," "OPTIMISTIC," "RETURN," "RECAPTURE," "FUTURE," AND "ESTIMATE" ARE MEANT TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS DUE TO, AMONG OTHER THINGS: WHETHER TOWNE CAN SUCCESSFULLY COMPLETE TRANSITIONS IN ITS MANAGEMENT TEAM; WHETHER TOWNE CAN ATTAIN ITS GOALS AND IMPROVE ITS FINANCIAL CONDITION; WHETHER TOWNE'S KEY INITIATIVES WITH RESPECT TO TRAINING AND COMPENSATION WITHIN ITS SALES ORGANIZATION PROVE TO BE EFFECTIVE AND LEAD TO REVENUE GROWTH; THE POSSIBLE NEGATIVE IMPACT OF PREVIOUSLY DISCLOSED LAWSUITS ON THE COMPANY'S STOCK PRICE AND ABILITY TO MEET ITS SALES AND OTHER BUSINESS OBJECTIVES; THE DISTRACTION OF MANAGEMENT'S TIME AND ATTENTION AND OTHER POSSIBLE ADVERSE EFFECTS ON THE COMPANY'S BUSINESS AND OPERATIONS AS A RESULT OF THE FOREGOING FACTORS; MARKET ACCEPTANCE OF NEW PRODUCTS AND SERVICES INCLUDING THE BUSINESS SUITE OF PRODUCTS OFFERED BY TOWNE; WHETHER TOWNE CAN SUCCESSFULLY COMPLETE THE INTEGRATION OF ACQUIRED BUSINESSES AND PRODUCTS WITHOUT INCURRING SIGNIFICANT COSTS OR CHANGES; TOWNE'S LIMITED OPERATING HISTORY AND WHETHER IT WILL BE ABLE TO ACHIEVE OR MAINTAIN PROFITABILITY OR OTHER DESIRED RESULTS OF OPERATIONS; AND OTHER FACTORS DISCUSSED IN TOWNE'S FILINGS WITH SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS REGISTRATION STATEMENT ON FORM S-1 (333-76859) DECLARED EFFECTIVE ON JUNE 23, 1999, AND THE "RISK FACTORS" SECTION CONTAINED THEREIN, AND ITS ANNUAL, QUARTERLY AND PERIODIC REPORTS FILED ON FORMS 10-K, 10-Q AND 8-K.